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                               PROMISSORY NOTE

$975,000.00                     DALLAS, TEXAS                 September 24, 1997

         1. PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned, BODYBILT, INC., a Texas corporation (formerly known as BodyBilt Seating, Inc) ("Maker"), hereby promises to pay to the order of COMERICA BANK - TEXAS ("Payee"), at its offices at 1601 Elm Street, Dallas, Texas 75201, or such other location as Payee may hereafter designate in writing, in lawful money of the United States of America the principal sum of NINE HUNDRED SEVENTY-FIVE THOUSAND AND NO/1OO DOLLARS ($975,000.00), together with interest on the unpaid principal balance outstanding from time to time hereon from day to day at the annual rate set forth below.

         2. INTEREST RATE. The unpaid principal balance of this Note shall accrue interest prior to maturity or default at a rate equal to the lesser of
(a) 9.20% per annum (the "Applicable Rate") or (b) the Maximum Rate (hereinafter defined).

         "Maximum Rate" means the maximum" lawful rate of interest permitted by applicable usury laws now or hereafter enacted which interest rate shall change when and as said laws change, to the extent permitted by law, effective on the day such change in said laws becomes effective.

         In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. Computations of interest on the unpaid principal balance of this Note, from time to time outstanding, at the rate provided in this Note, shall be made on the basis of the actual number of days elapsed. To the extent permitted by applicable law, such interest shall be computed as if each year consisted of three hundred sixty (360) days, but to the extent such computation of interest might cause the rate of interest to exceed the Maximum Rate, such interest shall be computed on the basis of a three hundred sixty-five (365) day or three hundred sixty-six (366) day year, as the case may be.

         3.      PAYMENT. This Note is and shall be due and payable in sixty
(60) monthly installments. The first fifty-nine (59) installments are and shall be in the amount of $10,005.44 including accrued interest each, and the sixtieth (60th) and final installment is and shall be in an amount equal to the balance of principal and accrued and unpaid interest then owing hereon. The first (1st) installment is and shall be due and payable on November 1, 1997, and the remaining installments are and shall be due and payable in consecutive order on the first (1st) day of each and every succeeding calendar month thereafter until all amounts called for hereunder have been paid in full, with the final installment being due and payable on October 1, 2002.

         All principal, interest and other sums payable under this Note shall be paid, not later than 2:00 o'clock p.m. (Dallas, Texas time) on the day when due, in immediately available funds in lawful money of the United States of America. Any payment under this Note or under any other Loan Document (as hereinafter defined) other than in the required amount in good, unrestricted U.S. funds




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immediately available to the Payee shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the Payee hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

         4. EFFECT OF WEEKEND AND HOLIDAYS. If any installment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which Payee is not open for business, such payment shall be made on the next succeeding day on which Payee is open for business; and such extension of time shall in such case be included in computing interest in connection with such payment.

         5. DEFAULT INTEREST RATE. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the Maximum Rate. In determining the maximum rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest.

         6. PREPAYMENTS. On any interest payment date under this Note, and upon five (5) days written notice to Payee, Maker may prepay this Note in whole or in part in amounts of at least Fifty Thousand and No/100 Dollars ($50,000.00) upon payment to Payee of a premium (not to be applied to principal or interest) in an amount equal to the sum of the discounted net present values of the interest payments that would otherwise be payable on the principal amount being prepaid after reducing each such interest payment by the amount of interest that would be payable on its respective due date if the amount being prepaid were reinvested at the Current Market Rate. For these purposes, "Current Market Rate" shall mean a per annum interest rate equal to one-half percent (1/2%) above the rate reasonably determined by Payee (based on quotations from established dealers) to be in effect at the prepayment date in the secondary market for United States Treasury Securities of a comparable amount and with a comparable term to maturity. The discount rate for the above computation shall be the Current Market Rate. A certificate shall be submitted by Payee to Maker computing the prepayment premium and shall be presumed correct absent manifest error.

         The provisions of this Paragraph shall be subject to Paragraph 8 of this Note so that to the extent the prepayment premium is considered interest under applicable law, the provisions of such Paragraph 8 shall apply.

         7. SECURITY FOR NOTE. This Note is secured, among other things, by a Deed of Trust, Assignment, Security Agreement and Financing Statement (herein called the "Deed of Trust") of even date herewith, pursuant to which the Maker, conveyed to Gary W. Orr, as Trustee, certain property in Grimes County, Texas, fully described therein (the "Property ).Payment of this Note is unconditionally guaranteed by ErgoBilt, Inc., a Texas corporation.





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         This Note, the Deed of Trust, the Guaranty Agreement and any other document now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note are, as the same may be amended, restated, modified or supplemented from time to time herein sometimes called individually a "Loan Document" and together the "Loan Documents".

         8. DEFAULT. If Maker fails to make any payment on this Note either principal, interest or any installment thereof when due, or if default occurs under the Deed of Trust or under any other Loan Document and such default continues following the expiration of any applicable curative period, then in any such event the Payee may, at its option, without notice or demand, declare the entire unpaid principal balance of and accrued but unpaid interest on the indebtedness evidenced by this Note immediately due and payable without notice or demand, foreclose all liens and security interests securing the payment hereof, offset against this Note any sum or sums owed by the Payee to Maker (including any deposits, funds or other property of Maker held by Payee), and/or exercise any or all other remedies available to the Payee, all at the option of the Payee. Failure to exercise any such option shall not constitute a waiver of the right of Payee to exercise the same at any later time or in the event of any subsequent default. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time, or at any subsequent time, or nullify any prior exercise of any such option, without the express written consent of Payee.

         9. USURY LIMITATIONS. It is the intent of Payee and Maker in the execution of this Note and all other Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained herein or in any other Loan Document shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate. Neither Maker nor any co-makers, endorsers, sureties, guarantors or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest or finance charges at a rate in excess of the Maximum Rate, and the provisions of this Paragraph shall control over all other provisions of this Note and any other Loan Document which may be in apparent conflict herewith. Payee and any other holder of this Note expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If demand is made or if the maturity of this Note shall be accelerated for any reason or if any of the principal of this Note is prepaid, and as a result thereof the interest or finance charge received for the actual period of existence of the loan evidenced by this Note exceeds the Maximum Rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding, and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of the Maximum Rate, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under



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applicable law as a result of such excess interest shall be inapplicable.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Payee and Maker shall to the greatest extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term hereof in accordance with the amounts outstanding from time to time thereunder and the Maximum Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. By execution of this Note, Maker acknowledges that it believes the loan evidenced hereby to be nonusurious and agrees that if, at any time, Maker should have reason to believe that this Note is in fact usurious, it will give the holder of this Note notice of such condition and Maker agrees that said holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The terms "Maximum Amount" or "Maximum Rate" as used herein include, as to Article 5069-1.04 of the Revised Civil Statutes of the State of Texas (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the "Indicated (Weekly) Rate Ceiling"; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received hereunder or otherwise in connection with this loan transaction from being governed by, or construed in accordance with, any other state or federal law, and Payee has the right from time to time to implement, withdraw, and reinstate any ceiling as an alternative to the Indicated (Weekly) Rate Ceiling, including the right to reinstate the Indicated (Weekly) Rate Ceiling.

         10. WAIVERS. Maker and any sureties, guarantors, endorsers and all other parties ever liable for payment of this Note jointly and severally
(a) waive demand, notice of intent to demand, presentment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, protest, notice of protest, notice of dishonor, notice of application for or actual appointment of a receiver for the Property or any other asset of Maker, bringing of suit, and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment of the indebtedness evidenced by this Note, (b) consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the Payee; (c) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon;
(d) agree that Payee shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security here for; and (e) consent to any extension or postponement of time of payment of this Note or to any other indulgence with respect hereto without notice to any of them, and without in any way affecting the personal liability of any party hereunder.





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         11.     COLLECTION COSTS.  If Payee retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in probate, reorganization, bankruptcy or other proceeding, then Maker agrees to pay to Payee, in addition to principal and interest, all reasonable costs and expenses incurred by Payee in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

         12. TERMINATION. This Note may not be terminated orally, but only by a discharge in writing signed by the Payee at the time such discharge is sought.

         13. MULTIPLE MAKERS AND ENDORSERS. Should this Note be signed or endorsed by more than one person and/or entity, all of the obligations herein contained shall be considered the joint and several obligations of each maker and endorser hereof.

         14. APPLICABLE LAW. THIS NOTE AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

         15. NOTICES. All notices or other communications required or permitted to be given pursuant to this Note (except for notices of a foreclosure sale which shall be given in the manner set forth in the applicable paragraph of the Deed of Trust) shall be given in writing, sent by (a) personal or hand delivery, or (b) expedited or overnight delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) prepaid telegram, telex, telecopy or fax (provided that such telegram, telex, telecopy or fax is confirmed by personal or hand delivery, expedited or overnight delivery service or by mail in the manner previously described), addressed as follows:

                          If to Maker, to:        BodyBilt, Inc.
                                                  1 BodyBilt Place
                                                  Navasota, TX 77868
                                                  Attention: Mr. Gerald McMillan

                          If to Payee, to:        Comerica Bank - Texas
                                                  1601 Elm Street
                                                  Dallas, TX 75201
                                                  Attention: Mr. Brian Foley

or to such other address or to the attention of such other person as hereafter shall be designated by 30 days prior notice in writing from the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given (i) at the time of the actual delivery of same to the intended addressee or any party having actual or apparent authority (it being agreed that any party accepting delivery at any of the addresses set forth above shall be deemed to have apparent authority whether or not such party is employed by the addressee) to accept delivery for such party, (ii) if sent by mail, at the time of the deposit thereof in the United States mail, and
(iii)



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if sent by telecopy or fax, at the time of the transmission of same to the telecopy or fax number set forth above for such addressee. In the event any notice or communication is given in more than one of the manners set forth above (for example, by personal delivery and by fax), such notice or communication shall, for purposes of notice hereunder, be deemed given at the earliest such time. Notice given in any other manner shall be effective only if and when received by the addressee.

         16. BUSINESS PURPOSE. The loan evidenced by this Note is made solely for business purposes and is not for personal, family, household or agricultural purposes.

   Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Maker has duly, executed this Note as of the day and year above first written.

                                        BODYBILT, INC., a Texas corporation

                                        By: /s/ GERALD MCMILLAN
                                           -------------------------------------
                                        Printed Name: Gerald McMillan
                                        Title:        Chairman of the Board





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